UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 29, 2016 (February 24, 2016)
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Harsco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   717-763-7064

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of its efforts to reduce costs across Harsco Corporation (the “Company”) in recognition of current market conditions and consistent with the Company’s decision to explore strategic options for the separation of its Metals & Minerals segment from its Industrial and Rail segments, on February 24, 2016, the Board of Directors of the Company (the “Board”) unanimously agreed to reduce both its size and its director compensation. In that connection, the Board voted to reduce its size from ten to eight members effective as of the Company’s upcoming 2016 annual stockholders meeting.  Henry W. Knueppel and James M. Loree have agreed not to stand for re-election at the 2016 annual stockholders meeting.  Each of their respective terms will end on April 25, 2016.  In addition, the Board has determined that, effective as of April 26, 2016, the annual cash retainers paid to non-employee directors for their service on the Board and its committees will be reduced by 10%.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date:	February 29, 2016	By:	/s/ Russell Hochman
Russell Hochman
Senior Vice President, General Counsel, Chief Compliance Officer & Corporate Secretary